Exhibit 99.1

January 31, 2013

Press Release

Source:	Farmers National Banc Corp.

John S. Gulas, President and CEO

20 South Broad Street P.O. Box 555

Canfield, OH 44406

330.533.3341

330.533.0451 (FAX)

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS RESULTS FOR FOURTH QUARTER 2012

IMPROVED NET INCOME AND STRONG DEPOSIT GROWTH:

•	Net income for 2012 increased 8% to $9.9 million compared to $9.2 million for 2011.

•	120 consecutive quarters of positive earnings.

•	Deposits increased 9% from December 31, 2011 to December 31, 2012.

STRONG CAPITAL LEVELS:

•	Tangible book value per share improved to $6.11 at December 31, 2012 from $5.76 at December 31, 2011.

•	Stockholders’ equity increased 6% from December 31, 2011 to December 31, 2012.

STABLE ASSET QUALITY:

•	Provision for loan losses for 2012 decreased $2.9 million compared to 2011.

•	Non-performing assets to total assets decreased from 1.08% at December 31, 2011 to 0.75% at December 31, 2012.

CANFIELD, Ohio (January 31, 2013) – Farmers National Banc Corp. (Farmers) (NASDAQ: FMNB) today reported financial results for the three and twelve months ended December 31, 2012.

Net income for the twelve months ended December 31, 2012 was $9.9 million, compared to $9.2 million for the same twelve month period in 2011. On a per share basis, net income for the twelve months ended December 31, 2012 was $0.53, an increase of 6% compared to the same twelve month period in 2011. The tangible book value increased to $6.11 per share at December 31, 2012, compared to $5.76 per share at December 31, 2011, mainly as a result of retained net income. Farmers’ total assets reported at December 31, 2012 were $1.14 billion, representing a 6.7% increase compared to $1.07 billion in total assets recorded at December 31, 2011. Net income for the three months ended December 31, 2012 was $2.6 million, compared to $3.0 million for the same three month period in 2011. On a per share basis, net income for the fourth quarter ended December 31, 2012 was $0.14 per diluted share, compared to $0.16 for the fourth quarter ended December 31, 2011 and $0.13 for the third quarter ended September 30, 2012.

John S. Gulas, President and CEO, stated “We are pleased with our 8% improvement in net income for 2012 compared to 2011. It is important to note that noninterest income excluding security gains increased 7% in 2012 compared to 2011, which is consistent with our strategy to diversify revenue. We are encouraged that asset quality continues to improve, evidenced by the reduction in the provision for loan losses from $3.7 million for the twelve month period ending December 31, 2011 to $725 thousand for the twelve months ended December 31, 2012. We have also seen a decline in our non-performing loans, from $11.0 million at December 31, 2011 to $8.2 million at December 31, 2012. Even with the reduction in our provision for loan losses, because of improved credit quality, we continue to maintain strong reserves against probable incurred losses.”

Net loans increased $17.0 million (or 3%) in comparing the fourth quarter of 2012 to the same quarter of 2011. Most of the loan growth in the past twelve months has occurred in the commercial and industrial loan portfolio. Net loans were reported at $579.0 million at December 31, 2012, which compares to $562.0 million at the same time in 2011. Deposits increased $78.9 million, or 9.4%, from $840.1 million at December 31, 2011 to $919.0 million at December 31, 2012, as customers continue to seek the safety and security of FDIC insured deposit accounts. The Company’s deposits are also being affected positively by the recent development of the Marcellus and Utica shale activity within the local region. At December 31, 2012, the Company had deposits totaling approximately $58 million that customers have received from energy exploration companies from the leasing or sale of mineral rights.

Stockholders’ equity totaled $120.8 million, or 10.6% of total assets, at December 31, 2012, an increase of $6.3 million, or 5.6%, compared to $114.4 million at December 31, 2011. The increase is mainly the result of net income, offset by cash dividends paid to shareholders during the past twelve months. Shareholders received a total of $0.18 per share in cash dividends paid in the past four quarters, including two special $0.03 cash dividends paid on February 28 and December 31, 2012. Book value per share increased 5.4% from $6.10 per share at December 31, 2011 to $6.43 per share at December 31, 2012.

Net Interest Income — Net interest income was $9.3 million for the fourth quarter of 2012, which compared to $9.1 million in the fourth quarter of 2011. The net interest margin to average earning assets on a fully taxable equivalent basis decreased 13 basis points to 3.67% for the three months ended December 31, 2012, compared to 3.80% for the same period in the prior year. The decrease in net interest margin is largely a result of the change in the mix of interest earning assets and a decrease in earning asset yields. Loans, which yield more than securities, comprised a smaller level of interest-earning assets in the current period. At December 31, 2012, loans were 54% of average earning assets, compared to 56% at December 31, 2011. In comparing the quarters ending December 31, 2012 and 2011, yields on earning assets decreased 30 basis points, while the cost of interest bearing liabilities decreased 17 basis points.

On a year-to-date basis, net interest income improved to $36.9 million for the twelve month period ended December 31 2012, compared to $36.6 million in the same period in 2011. The net interest margin to average earning assets on a fully taxable equivalent basis was 3.76% for the twelve months ended December 31, 2012, compared to 4.01% for the same twelve month period in the prior year.

Noninterest Income — Noninterest income was $3.7 million for the fourth quarter of 2012, decreasing 19% from $4.5 million compared to the same quarter of 2011. The decrease was primarily the result of a lower level of security gains. Security gains were $586 thousand in the fourth quarter of 2012 compared to $1.8 million in the same quarter of 2011. Income from the sale of residential real estate loans increased from $79 thousand in the fourth quarter of 2011 to $191 thousand in the fourth quarter of 2012 as the Company continues to develop its secondary mortgage operations.

Noninterest income for the twelve months ended December 31, 2012 was $12.6 million, compared to $12.5 million for the same period in 2011. The increase in noninterest income is primarily due to income from the sale of loans, increasing from $113 thousand for the twelve months ended December 31, 2011 to $598 thousand for the same twelve month period in 2012. The increase in loans sold income was offset by a decrease in security gains, which were $745 thousand higher in 2011.

Noninterest Expense — Noninterest expense totaled $9.5 million for the fourth quarter of 2012, which is $180 thousand less than the $9.6 million in the same quarter in 2011. Most of this decrease is a result of a $1.2 million prepayment penalty related to the payoff of advances from the Federal Home Loan Bank of Cincinnati that was paid in the fourth quarter of 2011, compared to none in the fourth quarter of 2012. The decrease in prepayment penalties was offset by a 13% increase in salaries and employee benefits, due to a higher number of employees in the current quarter. The higher employee count is attributed primarily to our Secondary Mortgage project expansion. Additionally, employee health insurance costs increased $52 thousand as a result of a higher level of claims. Occupancy and equipment expense also increased $192thousand as a result of depreciation expense and small equipment costs related to new facilities.

Noninterest expenses for the twelve months ended December 31, 2012 was $35.8 million, compared to $33.7 million for the same period in 2011, representing an increase of $2.1 million, or 6%. The increase is mainly the result of the previously mentioned increase in salaries and employee benefits, resulting from a higher number of employees in the current year, a $561 thousand or 35% increase in health insurance costs, and a $293 thousand increase in occupancy and equipment expense related to new facilities. These increases in expenses were offset by the previously mentioned $1.2 million prepayment penalties paid to Federal Home Loan Bank of Cincinnati in the prior year, compared to none paid in 2012.

Farmers’ tax equivalent efficiency ratio for the three month period ended December 31, 2012 was 72.48% compared to 76.90% for the same period in 2011. The decrease in the efficiency ratio was primarily driven by the prepayment penalty paid to Federal Home Loan Bank of Cincinnati in 2011 as explained in the previous paragraph. For the twelve months ended December 31, 2012, the efficiency ratio was 69.94% compared to 67.14% for the same period in 2011.

Asset Quality — Non-performing loans equaled 1.40% of total loans at December 31, 2012, lower than the 1.92% reported at the same time in 2011, and also less than the 1.51% reported at September 30, 2012. Loans 30–89 days delinquent increased $227 thousand to $3.7 million since December 31, 2011. Non-performing loans totaled $8.2 million at December 31, 2012, a decrease of $2.8 million or 25.3% compared to December 31, 2011. On December 31, 2012, the ratio of the allowance for loan losses (ALLL) to non-performing loans was 93.01%, compared to 89.4% at December 31, 2011. At December 31, 2012, the ALLL/total loan ratio was 1.30%, compared to 1.72% at December 31, 2011. For the three months ended December 31, 2012, management did not record a provision to the allowance for loan losses, compared to a $325 thousand provision in the preceding quarter and no provision in the same three month period in the prior year. Net charge-offs were $995 thousand for the quarter ended December 31, 2012 representing a $247 thousand increase compared to the preceding quarter, but $170 thousand lower than the same quarter in the prior year. Although net charge-offs for the quarter ended December 31, 2012 were $995 thousand, no provision was recorded in the quarter because of a higher loss history quarter rolling off the Company’s 12 quarter past experience, which is used to estimate the adequacy of the allowance for loan losses. The zero provision for the quarter ended December 31, 2012 was also impacted as a result of some of the charge-offs in the quarter being specifically reserved for in previous quarters. Most of the charge-offs in the current quarter were related to the commercial real estate, residential real estate and commercial and industrial loan portfolios. On an annual basis, net charge-off’s for 2012 were $2.9 million, which is $222 thousand or 7% less than the net-charge-off’s of $3.1 million recorded in 2011. In determining the estimate of the allowance for loan losses, management computes the historical loss percentage based upon the loss history of the past 12 quarters. In periods previous to the first quarter of 2012, management used a historical loss percentage based on the past 8 quarters. The Company believes that using a loss history of the previous 12 quarters will help mitigate quarterly volatility in the loan portfolio.

Farmers National Banc Corp. is the bank holding company for the Farmers National Bank of Canfield, Farmers National Insurance, LLC and Farmers Trust Company. Farmers’ operates nineteen banking offices throughout Mahoning, Trumbull, Columbiana and Stark Counties and two trust offices located in Boardman and Howland. Farmers offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.farmersbankgroup.com.

Non-GAAP Disclosure

This press release includes disclosures of Farmers tangible common equity ratio and pre-tax, pre-provision income and pre-tax, pre-provision income, excluding gains (losses) on sales of securities, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements can be found in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission and is available on Farmers’ website (www.farmersbankgroup.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results)

Consolidated Statements of Income

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2012	Sept 30, 2012	June 30, 2012	March 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011	Percent Change
Total interest income	$10,691	$10,630	$10,903	$10,886	$10,893	$43,110	$44,434	-3.0%
Total interest expense	1,435	1,529	1,583	1,665	1,771	6,212	7,837	-20.7%

Net interest income	9,256	9,101	9,320	9,221	9,122	36,898	36,597	0.8%
Provision for loan losses	0	325	400	0	0	725	3,650	-80.1%
Other income	3,671	3,367	2,821	2,719	4,532	12,578	12,539	0.3%
Other expense	9,465	8,896	8,773	8,630	9,645	35,764	33,728	6.0%

Income before income taxes	3,462	3,247	2,968	3,310	4,009	12,987	11,758	10.5%
Income taxes	825	758	682	790	969	3,055	2,540	20.3%

Net income	$2,637	$2,489	$2,286	$2,520	$3,040	$9,932	$9,218	7.7%

Average shares outstanding	18,799	18,802	18,800	18,766	18,730	18,792	18,272
Pre-tax pre-provision income	$3,462	$3,572	$3,368	$3,310	$4,009	$13,712	$15,408
Basic and diluted earnings per share	0.14	0.13	0.12	0.13	0.16	0.53	0.50
Cash dividends	1,128	564	564	1,126	562	3,382	2,241
Cash dividends per share	0.06	0.03	0.03	0.06	0.03	0.18	0.12
Performance Ratios
Net Interest Margin (Annualized)	3.67%	3.67%	3.80%	3.90%	3.80%	3.76%	4.01%
Efficiency Ratio (Tax equivalent basis)	72.48%	70.12%	68.66%	68.40%	76.90%	69.94%	67.14%
Return on Average Assets (Annualized)	0.92%	0.88%	0.82%	0.94%	1.13%	0.89%	0.89%
Return on Average Equity (Annualized)	8.65%	8.22%	7.81%	8.82%	11.37%	8.42%	8.76%
Dividends to Net Income	42.78%	22.66%	24.67%	44.68%	18.49%	34.05%	24.31%

Consolidated Statements of Financial Condition

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2012	2012	2012	2012	2011
Assets
Cash and cash equivalents	$37,759	$79,494	$75,559	$68,575	$52,422
Securities available for sale	464,088	429,845	420,147	412,009	400,029

Loans held for sale	3,624	4,574	3,718	3,195	677
Loans	586,592	572,903	572,453	576,627	571,806
Less allowance for loan losses	7,629	8,625	9,048	9,446	9,820

Net Loans	578,963	564,278	563,405	567,181	561,986

Other assets	55,261	54,555	54,004	55,485	52,757

Total Assets	$1,139,695	$1,132,746	$1,116,833	$1,106,445	$1,067,871

Liabilities and Stockholders’ Equity
Deposits	$919,009	$900,138	$886,593	$886,593	$840,125
Other interest-bearing liabilities	90,309	107,358	107,048	100,570	109,351
Other liabilities	9,585	4,242	4,254	3,878	3,950

Total liabilities	1,018,903	1,011,738	997,895	991,041	953,426
Stockholders’ Equity	120,792	121,008	118,938	115,404	114,445

Total Liabilities and Stockholders’ Equity	$1,139,695	$1,132,746	$1,116,833	$1,106,445	$1,067,871

Period-end shares outstanding	18,795	18,802	18,802	18,781	18,757
Book value per share	$6.43	$6.44	$6.33	$6.14	$6.10
Tangible book value per share	6.11	6.11	5.99	5.81	5.76
Capital and Liquidity
Total Capital to Risk Weighted Assets (a)	17.43%	17.68%	17.68%	17.35%	17.43%
Tier 1 Capital to Risk Weighted Assets (a)	16.25%	16.42%	16.40%	16.09%	16.16%
Tier 1 Capital to Average Assets (a)	9.54%	9.51%	9.44%	9.55%	9.50%
Equity to Asset Ratio	10.60%	10.68%	10.65%	10.43%	10.72%
Tangible Common Equity Ratio	10.12%	10.20%	10.15%	9.91%	10.18%
Net Loans to Assets	50.80%	49.82%	50.45%	51.26%	52.63%
Loans to Deposits	63.83%	63.65%	64.57%	65.04%	68.06%
Asset Quality
Non-performing loans (b)	$8,202	$8,662	$9,900	$11,030	$10,984
Other Real Estate Owned	334	171	412	544	585

Non-performing assets	8,536	8,833	10,312	11,574	11,569
Loans 30—89 days delinquent (b)	3,658	3,173	2,778	2,890	3,431
Charged-off loans	1,377	938	1,015	621	1,397
Recoveries	382	190	217	247	232

Net Charge-offs	995	748	798	374	1,165
Annualized Net Charge-offs to Average Net Loans Outstanding	0.71%	0.54%	0.57%	0.27%	0.84%
Allowance for Loan Losses to Total Loans	1.30%	1.51%	1.58%	1.64%	1.72%
Non-performing Loans to Total Loans	1.40%	1.51%	1.73%	1.91%	1.92%
Allowance to Non-performing Loans	93.01%	99.57%	91.39%	85.64%	89.40%
Non-performing Assets to Total Assets	0.75%	0.78%	0.92%	1.05%	1.08%

(a)	December 31, 2012 ratio is estimated
(b)	Amounts reported are unpaid principal balance

Unaudited

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2012	2012	2012	2012	2011
Stockholders’ Equity	$120,792	$121,008	$118,938	$115,404	$114,445
Less Goodwill and other intangibles	6,032	6,134	6,237	6,339	6,441

Tangible Common Equity	$114,760	$114,874	$112,701	$109,065	$108,004

Reconciliation of Total Assets to Tangible Assets

	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,
	2012	2012	2012	2012	2011
Total Assets	$1,139,695	$1,132,746	$1,116,833	$1,106,445	$1,067,871
Less Goodwill and other intangibles	6,032	6,134	6,237	6,339	6,441

Tangible Assets	$1,133,663	$1,126,612	$1,110,596	$1,100,106	$1,061,430

Reconciliation of Income Before Taxes to Pre-Tax, Pre-Provision Income

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31,	Sept 30,	June 30,	March 31,	Dec 31,	Dec 31,	Dec 31,
	2012	2012	2012	2012	2011	2012	2011
Income before income taxes	$3,462	$3,247	$2,968	$3,310	$4,009	$12,987	$11,758
Provision for loan losses	0	325	400	0	0	725	3,650

Pre-tax, pre-provision income	$3,462	$3,572	$3,368	$3,310	$4,009	$13,712	$15,408